UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009 deltathree, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

419 Lafayette Street, New York, N.Y.	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:         (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On June 16, 2009, Richard Grant tendered his resignation as Chief Financial Officer and Treasurer of deltathree, Inc. (the “Company”).  The resignation will be effective August 15, 2009, or a date prior thereto to be determined.  Until the effective date of his resignation Mr. Grant will provide transition assistance to the Company and will work closely with Ziv Zviel, the Company’s Chief Financial Officer and Treasurer-appointee.

(c)  On June 18, 2009, the Company entered into the Offer of Employment Letter with Mr. Zviel attached as Exhibit 99.1 hereto (the “Offer Letter”).  Pursuant to the terms of the Offer Letter, Mr. Zviel will join the Company on or about June 21, 2009, and assume the positions of Chief Financial Officer and Treasurer upon the effectiveness of Mr. Grant’s resignation as Chief Financial Officer and Treasurer.

Prior to joining the Company, Mr. Zviel, age 39, was the Vice President-Finance of LivePerson, Inc., a provider of real-time chat platforms, since September 2007. From 2002 through 2007, Mr. Zviel served in various positions - including Corporate Controller, Vice President-Finance and Operations and Chief Financial Officer - of Magic Software Enterprises Ltd., a provider of application platform as well as software integration solutions. Prior to joining Magic Software, Mr. Zviel was an Audit Manager at Kost, Forer, Gabbay & Kasierer, a member firm of Ernst & Young International, in its technology practice group.

 Pursuant to the terms of the Offer Letter, Mr. Zviel will receive a monthly salary of $9,000.  Mr. Zviel will be eligible to receive an annual bonus under the Company’s bonus plan.  Termination of the Offer Letter by either the Company or Mr. Zviel will require 60 days’ notice.  Mr. Zviel will also receive benefits and perquisites that are generally provided by the Company to other officers of the Company.

In addition, the Company expects to grant Mr. Zviel options to purchase shares of the Company’s common stock under and in accordance with the Company’s incentive compensation plan in the near future in an amount to be determined by the Board of Directors.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Document
99.1	Offer of Employment Letter between the Company and Mr. Zviel, dated as of June 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Peter Friedman
Name: Peter Friedman
Title: General Counsel and Secretary

Dated: June 18, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Offer of Employment Letter between the Company and Mr. Zviel, dated as of June 18, 2009.